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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                 Names Under Which           State or Jurisdiction of
       Subsidiary Name        Subsidiary Does Business            Incorporation                Relationship
       ---------------        ------------------------            -------------                ------------
XIT Corporation                XIT Corporation;               New Jersey                     100% owned by MicroTel
                               Digitran Division - in                                        International, Inc.
                               California

CXR Telcom Corporation         CXR Telcom Corporation         Delaware                       100% owned by MicroTel
                                                                                             International, Inc.

XCEL Corporation Ltd.          XCEL Corporation Ltd.          United Kingdom                 100% owned by MicroTel
                                                                                             International, Inc.

XCEL Power Systems Ltd.        XCEL Power Systems Ltd.        United Kingdom                 100% owned by XCEL
                                                                                             Corporation Ltd.

CXR, S.A.                      CXR, S.A.                      France                         100% owned by MicroTel
                                                                                             International, Inc.

CXR-Anderson Jacobson Inc.     CXR-Anderson Jacobson Inc.     California                     100% owned by CXR, S.A.

XCEL Japan Ltd.                XCEL Japan Ltd.                Japan                          100% owned by XIT
                                                                                             Corporation

Belix Power Conversions Ltd.   Belix Power Conversions Ltd.   United Kingdom                 100% owned by The Belix
                                                                                             Company Ltd.

Belix Wound Components Ltd.    Belix Wound Components Ltd.    United Kingdom                 100% owned by Belix
                                                                                             Power Conversions Ltd.

The Belix Company Ltd.         The Belix Company Ltd.         United Kingdom                 100% owned by XCEL
                                                                                             Corporation Ltd.

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